UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SSGA Active Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Iron Street, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
SPDR SSGA My2035 Corporate Bond ETF	The Nasdaq Stock Market LLC	39-2522115
SPDR SSGA My2031 Municipal Bond ETF	The Nasdaq Stock Market LLC	39-2521428

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-173276

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item	1. Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-173276; 811-22542), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on September 10, 2025. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Shares is hereby also incorporated by reference herein.

Item	2. Exhibits

(a)(i)	Declaration of Trust of SSGA Active Trust (the “Trust” or the “Registrant”), dated March 30, 2011 (the “Declaration of Trust”), is incorporated herein by reference to Exhibit (a) to the Registrant’s initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2011.

(a)(ii)	Amendment No. 1, dated December 5, 2014, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) of Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 27, 2015.

(a)(iii)	Amendment No. 2, dated February 20, 2025, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(iii) of Post-Effective Amendment No. 231 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on February 26, 2025.

(b)	Registrant’s Amended and Restated By-Laws, dated February 20, 2025, are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 231 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on February 26, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 10th day of September, 2025.

By:	/s/ Edmund Gerard Maiorana, Jr.
Edmund Gerard Maiorana, Jr.
Attorney-in-Fact